Exhibit 13(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jeanne M. La Porta, President and I, Arthur A. Jensen, Treasurer of the State Street Institutional Funds (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Trust for the period ended September 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Jeanne M. La Porta
Jeanne M. La Porta President (Principal Executive Officer)

Date:	November 22, 2017

By:	/s/ Arthur A. Jensen
Arthur A. Jensen Treasurer (Principal Financial and Accounting Officer)

Date:	November 22, 2017